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                                                                   EXHIBIT 12(a)

               UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                   (UNAUDITED)


                                                                           Three Months Ended Sept. 30,
                                                                           ----------------------------
Millions of Dollars Except Ratios                                          2000                   1999
---------------------------------                                          -----                  -----
Earnings
     Income from continuing operations ..........................          $ 256                  $ 218
     Undistributed equity earnings ..............................            (16)                   (14)
                                                                           -----                  -----
     Total ......................................................            240                    204
                                                                           -----                  -----
Income Taxes ....................................................            150                    137
                                                                           -----                  -----

Fixed Charges:
     Interest expense including amortization of debt discount ...            181                    184
     Portion of rentals representing an interest factor .........             45                     49
                                                                           -----                  -----
Total fixed charges .............................................            226                    233
                                                                           -----                  -----
Earnings Available for Fixed Charges ............................          $ 616                  $ 574
                                                                           =====                  =====
Ratio of earnings to fixed charges (Note 9) .....................            2.7                    2.5
                                                                           =====                  =====